EXHIBIT 99.1

Grant Park Fund Weekly Commentary
For the Week Ended March 2, 2012

Current Month				Rolling Performance*				Rolling Risk Metrics* (Apr 2007 – Mar 2012)
Class	Week ROR	MTD ROR	YTD ROR	1 yr Ann ROR	3 yr Ann ROR	5 yr Ann ROR	10 yr Ann ROR	Annualized ROR	Annualized Standard Deviation	Maximum Drawdown	Sharpe Ratio	Sortino Ratio
A	-0.1%	0.6%	1.4%	-11.1%	-4.2%	4.1%	4.8%	4.1%	12.2%	-17.5%	0.4	0.5
B**	-0.1%	0.6%	1.2%	-11.6%	-4.8%	3.3%	N/A	3.3%	12.2%	-19.1%	0.3	0.4
Legacy 1***	0.0%	0.6%	1.8%	-9.2%	-2.5%	N/A	N/A	-2.5%	10.6%	-14.2%	-0.2	-0.3
Legacy 2***	0.0%	0.6%	1.7%	-9.6%	-2.8%	N/A	N/A	-2.8%	10.6%	-14.5%	-0.2	-0.3
Global 1***	0.0%	0.6%	1.9%	-8.9%	-3.8%	N/A	N/A	-3.8%	10.0%	-14.1%	-0.3	-0.5
Global 2***	0.0%	0.6%	1.9%	-9.1%	-4.1%	N/A	N/A	-4.1%	9.9%	-14.8%	-0.4	-0.5
Global 3***	0.0%	0.6%	1.6%	-10.6%	-5.8%	N/A	N/A	-5.8%	9.9%	-18.8%	-0.6	-0.7

S&P 500 Total Return Index****	0.3%	0.3%	9.3%	5.4%	22.2%	1.4%	3.8%	1.4%	19.0%	-50.9%	0.2	0.1
Barclays Capital U.S. Long Gov Index****	-0.2%	-0.4%	-2.4%	27.2%	8.6%	10.0%	8.9%	10.0%	12.6%	-12.3%	0.8	1.5

*	Performance metrics are calculated using month-to-date performance estimates. All performance data is subject to verification.
**	Units began trading in August 2003.
***	Units began trading in April 2009.
****	Index is unmanaged & is not available for direct investment. Please see Indices Overview (below) for more information. Weekly RORs are calculated using data acquired through Bloomberg.

Portfolio Positions by Sectors and Markets (Two largest positions within each sector)

	Portfolio for A, B and Legacy units					Portfolio for Global units
Sector	Sector		Market			Sector		Market
	Exposure	Position	Contract	Exposure	Position	Exposure	Position	Contract	Exposure	Position
COMMODITIES	35%					33%
Energy	17%	Long	Brent Crude Oil	3.2%	Long	16%	Long	Brent Crude Oil	3.2%	Long
			Gas Oil	3.1%	Long			Gas Oil	2.9%	Long
Grains/Foods	11%	Long	Sugar	1.7%	Long	10%	Long	Corn	1.6%	Long
			Soybeans	1.6%	Long			Sugar	1.6%	Long
Metals	7%	Long	Gold	2.2%	Long	7%	Long	Gold	2.3%	Long
			Copper	1.7%	Long			Copper	1.5%	Long
FINANCIALS	65%					67%
Currencies	26%	Short $	Australian Dollar	2.5%	Long	26%	Short $	Australian Dollar	2.5%	Long
			Euro	2.1%	Short			Euro	2.3%	Short
Equities	14%	Long	S&P 500	1.9%	Long	15%	Long	S&P 500	2.0%	Long
			Dax Index	1.6%	Long			Dax Index	1.7%	Long
Fixed Income	25%	Long	Bunds	6.4%	Long	26%	Long	Bunds	6.5%	Long
			U.S. 10-Year Treasury Notes	3.6%	Long			U.S. 10-Year Treasury Notes	3.7%	Long

Market Commentary (Largest price movements within each sector)

Sector/Market
Energy
Crude oil markets reached recent highs mid-week following news of an explosion at an Iranian oil facility.  Gains were erased, however, moving crude oil prices lower for the week, as revised reports proved the accounts of the explosion false.  Natural gas markets fell nearly 3% due to a smaller-than-expected decline in U.S. inventories and ongoing weak heating demand.

Grains/Foods
U.S. grains markets posted gains due to strong export data.  Sugar prices moved nearly 5% lower as forecasts showed global supplies increasing relative to global demand.  Live cattle prices moved higher due to heavy buying from large commodity funds.

Metals
Gold markets generally fell due to U.S. dollar strength and a lack of details regarding future stimulus activity during a recent congressional testimony of the U.S. Federal Reserve Chairman.  Base metals markets moved predominantly higher due to improved industrial demand forecasts fostered by strong U.S. growth data and improving conditions in the Eurozone financial markets.

Currencies
The U.S. dollar surged against counterparts as the Federal Reserve Chairman’s recent comments to Congress supported beliefs further U.S. economic stimulus activity in the near future would be unlikely.   Conversely, the Japanese yen moved lower against competitors as investors forecasted a widening of the nation’s trade deficit to a record-high.  The euro also declined, under pressure due to weak German retail sales data.

Equities
North American and European equity markets registered profits as investors believed the recent injection of capital into the Eurozone financial markets would bode well for the global economy.  Strong U.S. economic growth data also supported share prices.  In Asia, the Japanese Nikkei 225 rose to a 7-month high as sharp declines in the yen bolstered profit opportunities for the nation’s export industries.

Fixed Income
German bund markets finished higher as weak German retail sales data and reports Spain raised its budget-deficit target for 2012 supported safe haven demand in Europe.  U.S. Treasury bonds declined as global equity market gains fostered increased risk appetite.  Reports of reduced Chinese demand for U.S. debt products also put pressure on prices.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

Performance Chart

Barclays Capital U.S. Long Government Index (formerly Lehman Brothers U.S. Government Index:  Long Subset):  A benchmark comprised of the Barclays Capital U.S. Treasury and U.S. Agency indices.  The U.S. Long Government Index includes Treasuries (public obligations of the U.S. Treasury that have remaining maturities of more than ten years) and U.S. agency debentures (publicly issued debt of U.S. Government agencies, quasi-federal corporations, and corporate or foreign debt guaranteed by the U.S. Government). The U.S. Government Index is a component of the Barclays Capital U.S. Government Index.

Compounded Annualized Rate of Return (ROR): This is the geometric 12-month mean that assumes the same rate of return for each 12-month period to arrive at the equivalent compound growth rate reflected in the actual return data.

Standard and Poor’s 500 Total Return Index (S&P 500 Index): A weighted index of the 500 stocks in the S&P 500 Index, which are chosen by Standard and Poor’s based on industry representation, liquidity, and stability.  The stocks in the S&P 500 Index are not the 500 largest companies; rather the index is designed to capture the returns of many different sectors of the U.S. economy.  The total return calculation includes the price-plus-gross cash dividend return.

Risk Metrics Chart

Drawdown: A drawdown is any losing period during an investment’s performance history. It is defined as the percent retrenchment from an equity peak to an equity valley. Maximum drawdown is simply the largest percentage drawdown that has occurred during the specified time frame. Grant Park’s drawdowns are computed based on month-end equity values.

Sharpe Ratio: A return/risk measure defined as the average incremental return of an investment over the risk free rate.

Sortino Ratio: A ratio developed to differentiate between good and bad volatility. The calculation provides a risk-adjusted measure of performance without penalizing for upward price changes.

Standard Deviation: Measures the dispersal or uncertainty in a random variable (in this case, investment returns). It measures the degree of variation of returns around the mean, or average, return. The higher the volatility of the investment returns, the higher the standard deviation will be. For this reason, standard deviation is often used as a measure of investment risk.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.